UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our”

Item 3.03	Material Modification to Rights of Security Holders

On November 25, 2019, our Board of Directors (the “Board”) and a majority of shareholders approved a reverse stock split at a ratio of one-for-five shares of common stock, without changing the part value, rights, terms, conditions, and limitations of such shares of common stock (the “Reverse Stock Split.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number.

The Reverse Stock Split will become effective on March 25, 2020 (the “Effective Date”), pursuant to approval from the Financial Industry Regulatory Authority (“FINRA”), whereupon the shares of our common stock will begin trading on a split adjusted basis. On the Effective Date, our trading symbol will change to “LFERD” for a period of 20 business days, after which the “D” will be removed from our trading symbol, at which time our trading symbol will revert to the original symbol of “LFER”.

Split Adjustment; No Fractional Shares.

On the Effective Date, the total number of shares of our Common Stock held by each stockholder will be converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 5.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, we will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares.

Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to our transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder. Stockholders will be required to pay a transfer fee to exchange his, her, or its old certificates.

Globex Transfer, LLC

780 Deltona Blvd., Suite 202

Deltona, FL 32725

State Filing.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, we filed a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of the State of Delaware on December 26, 2019 to effectuate the Reverse Stock Split. The Certificate is not effective until the Effective Date, March 25, 2020.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in our proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

3.1 Certificate of Amendment of Certificate of Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: March 25, 2020	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer